Exhibit 3.1

Filed in the Office of Business Number C1785-1998 Filing Number 20222803502 Secretary of State Filed On 12/8/2022 8:34:00 AM State Of Nevada Number of Pages BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684.5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Uonlive Corporation Entity or Nevada Business Identification Number (NVID): NV19981132329 . Restated or Certificate to Accompany Restated Articles or Amended and Restated Articles Amended and Restated Articles - No amendments; articles are restated only and are signed by an Restated Articles: officer of the corporation who has been authorized to execute the certificate by (Select one) resolution of the board of directors adopted on: (If amending and The certificate correctly sets forth the text of the articles or certificate as amended restating only, complete to the date of the certificate. section 1,2 3, 5 and 6) Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. . Type of Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Amendment Filing Issuance of Stock) Being Completed: The undersigned declare that they constitute at least two-thirds of the (Select only one box) following: (Check only one box) incorporators board of directors (If amending, complete section 1, 3, 5 and 6.) The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued x Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: see Note below Officer's Statement (foreign qualified entities only) - ,500,000 common and 150,000 Series B totaling in home state, if using a modified name in Nevada: 99.59% of voting shares Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. form must be accompanied by appropriate fees. Page 1 of 2 Revised: 1/1/2019 BARBARA K CEGAVSKI Secretary of State 202 North Carson Street Cameo City, Nevada 89701.4201 (773)684.9704 Webtite *wed oyso4 gov Profit Corporation: Certificate of Amendment ,q,cisimut 'MS rS lane TS w e ro. Certificate to Accompany Restated Articles or Amended and Restated Articles PuftwAr,T TO P4144. re Officer's Statement ,4541 M T I f.) NI145 ) . Effective Date and Date Time Time Oeivinaii iffiest not be tater than 90 days Ariel the certitcate .s filed) Information Bain Changes to takes the following effect Changed: (Doreen( X The enbty name has been amended comoraomons only) The registered agent has been changed (attach Certificate of Acceptance from new regiskeecl agent) The purpow of the entity has been amended The aut. honzed shares have been amended The directors, managers or general partners have been amended IRS tax language has been added Articles have been added Articles have been deleted Other the articles have been amended as follows (provide article numbers d available) Article 1. Name of Corporation: Kuber Resources Corporation - - (attach additional peaty') if necessary) . Signature: (Fteatoree) ,-/ Raymond Fu. Chief Executive Officer Signature of Officer or Ailhontred Signer Tete X Signature of Officer es huge:rued Signor Tree '11 any proposed errondnient *out' alter or change any pneforsince or any relate* or other fer4 peen le any class or seems of outsLoncleig snares, then we amendment new be approved try the vole. In M acon ID the effirrnatza, vote otherease /squired. of the holders of sham representing a w eft of the vobrg power of each class or canes affected by the amendment regardless to Imam:ions or rosetctions on fie voting power thereof Please Include any required or optional information in space below (attach additional earls) d novessaryi form must be arconipanied by appropnale fees eftel0. ftwwwW1120'4